UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 17, 2008
TeleTech Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

9197 S. Peoria Street, Englewood, Colorado		80112

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (303) 397-8100
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 17, 2008, TeleTech Holdings, Inc. (the “Company”) received a letter from The Nasdaq Stock Market confirming that (i) the Nasdaq Listing and Hearing Review Council, after consultation with the Listing Qualification staff, has determined that the Company has regained compliance with all Nasdaq filing requirements under the Marketplace rules, including Rule 4310(c)(14), based on the Company’s filing of certain periodic reports with the Securities and Exchange Commission (the “SEC”); and (ii) the Company’s common stock will continue to be listed on the Nasdaq Global Select Market. The Company filed its periodic reports after completing its review of equity-based compensation practices and related accounting, a process which began in the latter part of 2007 when the Company's Audit Committee and management voluntarily informed Nasdaq and the SEC of the matter.
Item 8.01 Other Information.
Also on July 17, 2008, the independent counsel to the Company's Audit Committee, who had been assisting the Audit Committee in its review of the Company’s historical equity-based compensation practices, received a letter from the SEC Division of Enforcement. The letter stated that the Division of Enforcement does not intend to recommend any enforcement action by the SEC.
Item 9.01. Financial Statements and Exhibits.
List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.
     (d) Exhibits:

Exhibit
Number	Description

99.1	Press Release dated July 21, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleTech Holdings, Inc. (Registrant)
Date: July 21, 2008	By:	/s/ Kenneth D. Tuchman
Kenneth D. Tuchman
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated July 21, 2008.